Exhibit 99.1

For Immediate Release

Beneficient Enters into Private Placement of $4.0 Million in Convertible Debentures

and Warrants Priced At-The-Market under Nasdaq Rules

Dallas, TX. – August 7, 2024 (GlobeNewswire) – Beneficient (NASDAQ: BENF) (“Ben” or the “Company”), a technology-enabled financial services holding company that provides liquidity, primary capital solutions and related trust and custody services to holders of alternative assets, today announced that it has entered into a securities purchase agreement (the “Securities Purchase Agreement”) with YA II PN, LTD (“Yorkville”), pursuant to which the Company agreed to issue and sell to Yorkville, convertible debentures in an aggregate principal amount of up to $4,000,000 (the “Convertible Debentures”) and warrants (the “Warrants”) to purchase up to 1,325,382 shares of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”), at an exercise price of $2.63. The Company issued $2,000,000 in aggregate principal amount of Convertible Debentures and Warrants to purchase up to 662,691 shares of Common Stock upon signing of the Securities Purchase Agreement, and the Company will issue the additional Convertible Debentures and Warrants on or before the first business day after the date the registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the Common Stock underlying the Convertible Debentures and Warrants is declared effective by the SEC. The Convertible Debentures do not bear interest, subject to a potential increase to 18.0% per annum upon the occurrence of certain events of default, mature on February 6, 2025, and may be redeemed at a premium any time prior to maturity at the Company’s election, subject to conditions. The Convertible Debentures will be issued at an original issue discount of 10%.

The Company intends to use proceeds from the transaction for general corporate purposes.

About Beneficent

Beneficient (Nasdaq: BENF) – Ben, for short – is on a mission to democratize the global alternative asset investment market by providing traditionally underserved investors – mid-to-high net worth individuals, small-to-midsized institutions and General Partners seeking exit options, anchor commitments and valued-added services for their funds- with solutions that could help them unlock the value in their alternative assets. Ben’s AltQuote™ tool provides customers with a range of potential exit options within minutes, while customers can log on to the AltAccess® portal to explore opportunities and receive proposals in a secure online environment.

Its subsidiary, Beneficient Fiduciary Financial, L.L.C., received its charter under the State of Kansas’ Technology-Enabled Fiduciary Financial Institution (TEFFI) Act and is subject to regulatory oversight by the Office of the State Bank Commissioner.

The securities described above are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder and have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Contacts

Matt Kreps 214-597-8200 mkreps@darrowir.com

Michael Wetherington 214-284-1199 mwetherington@darrowir.com

investors@beneficient.com

Forward-Looking Statements

This communication includes forward-looking statements as defined under U.S. federal securities laws. Forward-looking statements include all statements that are not historical statements of fact, including related to statements about our plans, expectations and objectives with respect to the results of any legal or regulatory proceedings. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to significant risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this release. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents we file with the SEC. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

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